Exhibit 99.1

Atkore Inc. Announces Estimates for its Second Quarter and Provides Business Update

Records Impairment Charge related to HDPE Pipe & Conduit Assets

Maintains Outlook for Full-Year Fiscal 2025

New Collective Bargaining Agreement Reached at Harvey, IL Location

Company to Release Q2 Earnings on May 6, 2025

HARVEY, Ill.--(BUSINESS WIRE)--Atkore Inc. (the “Company” or “Atkore”) (NYSE: ATKR), a leading manufacturer of electrical products for commercial, industrial, data center, telecommunications, and solar applications, today announced preliminary estimated results for its quarter ended March 28, 2025, and provided a business update.

Q2 2025 Estimated Results

Based on preliminary results, management expects to report the following results for the quarterly period ended March 28, 2025:

•Net sales of approximately $695 million to $705 million
•Net loss of approximately $(77) million to $(41) million; Adjusted EBITDA of approximately $115 million to $118 million
•Net loss per diluted share of approximately $(1.20) to $(2.24); Adjusted net income per diluted share of approximately $2.01 to $2.08

The Company’s preliminary second quarter estimates reflect mid-single digit volume growth and better than expected manufacturing productivity. The Safety & Infrastructure segment results also include favorable benefits related to construction services projects. The quarterly net loss and diluted loss per share were primarily the result of an asset impairment charge related to High-Density Polyethylene (“HDPE”) assets.

“Our preliminary estimated second quarter results underscore the resilience of our portfolio and the dedication of our team,” said Bill Waltz, Atkore’s President and Chief Executive Officer. “We are confident that our business model and diverse portfolio will enable us to continue to effectively adapt in these dynamic times. Notably, we source and manufacture most of our products in the U.S. and most of our customers operate domestically."

Impairment Charge Related to HDPE Assets

On April 15, 2025, the Company concluded that an impairment exists for certain long-lived assets related to its HDPE pipe and conduit products, primarily definite-lived intangible assets and fixed assets. This impairment was triggered by the emergence in Q2 of a competing technology for federal stimulus funding, an acceleration of constraints on public spending and adverse market-related conditions during the second quarter, which include delays in the deployment of government stimulus funding for nationwide broadband infrastructure investments, in combination with the Company’s forward-looking cash flow projections.

The Company expects to record a pre-tax non-cash impairment charge of approximately $121 million to $162 million in its second quarter results. This charge is not expected to result in future cash expenditures.

These preliminary estimated results are subject to revision based upon the completion of the Company’s quarter-end financial closing process.

Exhibit 99.1

Maintaining Outlook for FY 20251

In conjunction with its second quarter estimates for preliminary results, the Company is maintaining its full-year fiscal 2025 outlook.

•Net sales of approximately $2,850 million to $2,950 million
•Adjusted EBITDA of approximately $375 million to $425 million
•Adjusted net income per diluted share of approximately $5.75 to $6.85

Ratification of Collective Bargaining Agreement at Harvey, IL Location

The Company is pleased to announce that an agreement has been reached with representatives of the United Steelworkers for a new 5-year labor contract for the Company’s Harvey, Illinois facility. The new contract is retroactive to April 2024 which is when the previous contract had expired.

Q2 2025 Earnings Release Date and Conference Call

The Company will release its Second Quarter Fiscal Year 2025 results before the market opens on Tuesday, May 6, 2025. The Company will hold a conference call to discuss the results at 8:00 a.m. (ET) that same day.

The conference call may be accessed by dialing (888) 330-2446 (domestic) or (240) 789-2732 (international). The call will be available for replay until May 20, 2025. The replay can be accessed by dialing (800) 770-2030 for domestic callers, or for international callers, (609) 800-9909. The passcode for the live call and the replay is 5592214.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.atkore.com/investors/events-and-presentations/default.aspx. The online replay will be available on the same website following the call.

About Atkore Inc.

Atkore is a leading manufacturer of electrical products for commercial, industrial, data center, telecommunications, and solar applications. With 5,600 employees and $3.2B in sales in fiscal year 2024, we deliver sustainable solutions to meet the growing demands of electrification and digital transformation. To learn more, please visit www.atkore.com.

Dissemination of Company Information
Atkore intends to make future announcements regarding company developments and financial performance through its website, www.atkore.com, as well as through press releases, filings with the Securities and Exchange Commission (the “SEC”), conference calls, media broadcasts, and webcasts.

1 Reconciliations of the forward-looking full-year 2025 outlook for Adjusted EBITDA and Adjusted net income per diluted share are not being provided as the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliations. Accordingly, we are relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Exhibit 99.1

Media Contact:
Lisa Winter
Vice President - Communications
708-225-2453
AtkoreCommunications@atkore.com

Investor Contact:
Matthew Kline
Vice President - Treasury & Investor Relations
708-225-2116
Investors@atkore.com
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to financial outlook. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

A number of important factors, including, without limitation, the risks and uncertainties disclosed in the Company’s filings with the SEC including but not limited to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: declines in, and uncertainty regarding, the general business and economic conditions in the United States and international markets in which we operate; weakness or another downturn in the United States non-residential construction industry; changes in prices of raw materials; pricing pressure, reduced profitability, or loss of market share due to intense competition; availability and cost of third-party freight carriers and energy; high levels of imports of products similar to those manufactured by us; changes in federal, state, local and international governmental regulations and trade policies, including application of tariffs; adverse weather conditions; increased costs relating to future capital and operating expenditures to maintain compliance with environmental, health and safety laws; reduced spending by, deterioration in the financial condition of, or other adverse developments, including inability or unwillingness to pay our invoices on time, with respect to one or more of our top customers; increases in our working capital needs, which are substantial and fluctuate based on economic activity and the market prices for our main raw materials, including as a result of failure to collect, or delays in the collection of, cash from the sale of manufactured products; work stoppage or other interruptions of production at our facilities as a result of disputes under existing collective bargaining agreements with labor unions or in connection with negotiations of new collective bargaining agreements, as a result of supplier financial distress, or for other reasons; widespread outbreak of diseases; changes in our financial obligations relating to pension plans that we maintain in the United States; reduced production or distribution capacity due to interruptions in the operations of our facilities or those of our key suppliers; loss of a substantial number of our third-party agents or distributors or a dramatic deviation from the amount of sales they generate; security threats, attacks, or other disruptions to our information systems, or failure to comply

Exhibit 99.1

with complex network security, data privacy and other legal obligations or the failure to protect sensitive information; possible impairment of goodwill or other long-lived assets as a result of future triggering events, such as declines in our cash flow projections or customer demand and changes in our business and valuation assumptions; safety and labor risks associated with the manufacture and in the testing of our products; product liability, construction defect and warranty claims and litigation relating to our various products, as well as government inquiries and investigations, and consumer, employment, tort and other legal proceedings; our ability to protect our intellectual property and other material proprietary rights; risks inherent in doing business internationally; changes in foreign laws and legal systems; our inability to introduce new products effectively or implement our innovation strategies; our inability to continue importing raw materials, component parts and/or finished goods; the incurrence of liabilities and the issuance of additional debt or equity in connection with acquisitions, joint ventures or divestitures and the failure of indemnification provisions in our acquisition agreements to fully protect us from unexpected liabilities; failure to manage acquisitions successfully, including identifying, evaluating, and valuing acquisition targets and integrating acquired companies, businesses or assets; the incurrence of additional expenses, increases in the complexity of our supply chain and potential damage to our reputation with customers resulting from regulations related to “conflict minerals”; disruptions or impediments to the receipt of sufficient raw materials resulting from various anti-terrorism security measures; restrictions contained in our debt agreements; failure to generate cash sufficient to pay the principal of, interest on, or other amounts due on our debt; failure to generate cash sufficient to pay dividends; challenges attracting and retaining key personnel or high-quality employees; future changes to tax legislation; failure to generate sufficient cash flow from operations or to raise sufficient funds in the capital markets to satisfy existing obligations and support the development of our business; and other risks and factors described from time to time in documents that we file with the SEC. The Company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Information

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures.

Adjusted EBITDA and Adjusted EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business and in the preparation of our annual operating budgets as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA Margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude unallocated expenses, depreciation and amortization, interest expense, net, stock-based compensation, gains and losses on extinguishment of debt, gains and loss on assets held for sale, gains and losses on the divestiture of a businesses (including any additional tax adjustments related to those divestitures), impairment of assets, certain legal matters, and other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, insurance recovery related to damages of property, plant and equipment, release of indemnified uncertain tax positions, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, gain on purchase of business, loss on assets held for sale, restructuring costs and transaction costs. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Net sales.

Exhibit 99.1

We believe Adjusted EBITDA and Adjusted EBITDA Margin, when presented in conjunction with comparable GAAP measures, are useful for investors because management uses Adjusted EBITDA and Adjusted EBITDA Margin in evaluating the performance of our business.

Adjusted Net Income and Adjusted Net Income per Share

We use Adjusted net income and Adjusted net income per share in evaluating the performance of our business and profitability. Management believes that these measures provide useful information to investors by offering additional ways of viewing the Company’s results that, when reconciled to the corresponding GAAP measure provide an indication of performance and profitability excluding the impact of unusual and or non-cash items. We define Adjusted net income as net income before stock-based compensation, gains and losses on extinguishment of debt, gains and loss on assets held for sale, gains and losses on the divestiture of a businesses (including any additional tax adjustments related to those divestitures), impairment of assets, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax. We define Adjusted net income per share as basic and diluted net income per share excluding the per share impact of stock-based compensation, intangible asset amortization, certain legal matters and other items, and the income tax expense or benefit on the foregoing adjustments that are subject to income tax.

ATKORE INC.
ADJUSTED EBITDA

The following table presents reconciliations of Adjusted EBITDA to net (loss) income for the periods presented. For the three months ended March 28, 2025, two reconciliations have been performed to support the estimated range disclosed in this press release:

	Three months ended
(in thousands)	March 28, 2025	March 28, 2025	March 29, 2024
Net (loss) income	$(76,726)	$(41,287)	$137,954
Depreciation and amortization	29,238	29,238	29,454
Interest	8,261	8,261	8,321
Income Taxes	(25,406)	(13,671)	31,804
Stock-based compensation	7,713	5,013	5,028
Loss on sale of a business	6,101	6,101	—
Impairment of assets	161,635	120,604	—
Other (a)	3,872	3,872	(648)
Adjusted EBITDA	$114,687	$118,130	$211,914

(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, release of indemnified uncertain tax positions, gain on purchase of business, loss on assets held for sale, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, transaction and restructuring costs.

ATKORE INC.
ADJUSTED NET INCOME PER DILUTED SHARE

The following table presents reconciliations of Adjusted net income to net (loss) income for the periods presented. For the three months ended March 28, 2025, two reconciliations have been performed to support the estimated range disclosed in this press release.

	Three months ended
(in thousands, except per share data)	March 28, 2025	March 28, 2025	March 29, 2024
Net (loss) income	$(76,726)	$(41,287)	$137,954
Stock-based compensation	7,713	5,013	5,028
Intangible asset amortization	10,166	10,166	14,221
Loss on sale of business	6,101	6,101	—
Impairment of Assets	161,635	120,604	—
Other (a)	3,103	3,103	(939)
Pre-tax adjustments to net income	188,718	144,987	18,310
Tax effect	(47,180)	(36,247)	(4,578)
Adjustment to deferred tax assets (b)	3,946	3,946	—
Adjusted net income	$68,758	$71,399	$151,687

Diluted weighted average common shares outstanding	34,288	34,288	37,166
Net (loss) income per diluted share	$(2.24)	$(1.20)	$3.67
Adjusted net income per diluted share	$2.01	$2.08	$4.08

(a) Represents other items, such as inventory reserves and adjustments, loss on disposal of property, plant and equipment, release of indemnified uncertain tax positions, gain on purchase of business, loss on assets held for sale, realized or unrealized gain (loss) on foreign currency impacts of intercompany loans and related forward currency derivatives, transaction and restructuring costs.

(b) Deferred tax adjustments related to the sale of Northwest Polymers.